UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2021

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Liberty SiriusXM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Braves Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Liberty Braves Common Stock	BATRK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2021, Liberty Media Corporation (the “Company”) entered into an Exchange Agreement (as defined below) with its Chairman of the Board, John C. Malone, whereby, among other things, Mr. Malone agreed to an arrangement under which his aggregate voting power in the Company would not exceed 49% (the “Target Voting Power”) plus 0.5% (under certain circumstances). As of June 30, 2021, Mr. Malone beneficially owned shares of common stock of the Company constituting approximately 48.6% of the aggregate outstanding voting power of the Company, including approximately 47.5%, 47.6% and 49.0% of the outstanding voting power of the Company’s Braves Group tracking stock, Formula One Group tracking stock and Liberty SiriusXM Group tracking stock, respectively. The Company has an ongoing stock repurchase program which permits the Company to purchase shares of Series A or Series C of any of the Company’s Liberty SiriusXM Group common stock, Braves Group common stock and Formula One Group common stock. In light of Mr. Malone’s current ownership interests in the Company, absent the Exchange Agreement, continued repurchases of the Company’s Series A shares pursuant to this program would be expected to have the effect of increasing Mr. Malone’s aggregate voting power in the Company to greater than 50%. The Company and its board of directors (the “Board”) believe it is in the best interests of the Company and its stockholders to not have a single stockholder control greater than 50% of its aggregate voting power and to maintain flexibility with respect to future share repurchases and other transactions that may have an accretive voting power effect.

A special committee of independent and disinterested directors was formed by the Board to consider a potential exchange arrangement between the Company and Mr. Malone and engaged independent legal counsel and financial advisors to assist it. The special committee recommended to the Board the approval of an exchange agreement, among the Company, Mr. Malone and a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the “JM Trust”) (the “Exchange Agreement”). The Board, upon the unanimous recommendation of the members of the special committee, approved the Exchange Agreement.

Exchange Agreement

The Exchange Agreement provides for exchanges by the Company and Mr. Malone or the JM Trust of shares of Series B Liberty SiriusXM common stock, par value $0.01 per share (the “Series B Liberty SiriusXM Common Stock”), Series B Liberty Braves common stock, par value $0.01 per share (the “Series B Liberty Braves Common Stock”), or Series B Liberty Formula One common stock, par value $0.01 per share (the “Series B Liberty Formula One Common Stock”), for shares of Series C Liberty SiriusXM common stock, par value $0.01 per share (the “Series C Liberty SiriusXM Common Stock”), Series C Liberty Braves common stock, par value $0.01 per share (the “Series C Liberty Braves Common Stock”), or Series C Liberty Formula One common stock, par value $0.01 per share (the “Series C Liberty Formula One Common Stock”), respectively, in connection with certain events, as described below.

Accretive Event Exchange. In connection with any event that would result in a reduction in the outstanding votes of any of the Company’s tracking stock groups (each, a “Group”) or an increase of Mr. Malone’s beneficially-owned voting power in any Group (other than a Voting Power Exchange (as defined below)) (an “Accretive Event”), in each case, such that Mr. Malone’s voting power with respect to such Group would exceed the Target Voting Power plus 0.5%, Mr. Malone or the JM Trust will be required to exchange with the Company shares of Series B common stock of such Group (“Exchanged Group Series B Shares”) for an equal number of shares of Series C common stock of the same Group so as to maintain Mr. Malone’s voting power with respect to such Group as close as possible to, without exceeding, the Target Voting Power, on the terms and subject to the conditions of the Exchange Agreement. For example, repurchases by the Company of shares of its capital stock, conversions of Series B shares of a Group into Series A shares of such Group, as well as purchases by Mr. Malone of the Company’s capital stock, in each case, having the effect on Mr. Malone’s voting power described above would be Accretive Events.

Dilutive Event Exchange. From and after the occurrence of any Accretive Event, in connection with any event that would result in an increase in the outstanding votes of any Group or a decrease of Mr. Malone’s beneficially-owned voting power in any Group (a “Dilutive Event”), in each case, such that Mr. Malone’s voting power with respect to such Group falls below the Target Voting Power less 0.5%, Mr. Malone and the JM Trust may exchange with the Company shares of Series C common stock of a Group for an equal number of shares of Series B common stock of the same Group equal to the lesser of (i) the number of shares of Series B common stock of the same Group which would maintain Mr. Malone’s voting power with respect to such Group as close as possible to, without exceeding, the Target Voting Power and (ii) the number of Exchanged Group Series B Shares at such time, on the terms and subject to the conditions of the Exchange Agreement. For example, exercises of stock options for, conversions of convertible securities into or issuances of new shares of the Company’s voting stock having the effect on Mr. Malone’s voting power described above would be Dilutive Events.

Voting Power Exchange. On a quarterly basis or in connection with any annual or special meeting of stockholders, if Mr. Malone’s aggregate voting power in the Company is less than the Target Voting Power and would continue to be less than the Target Voting Power upon completion of a Voting Power Exchange, upon request by Mr. Malone or the JM Trust, the Company will be required to exchange with Mr. Malone and the JM Trust shares of Series B common stock of any Group on a one-for-one basis for shares of Series C common stock of the same Group (each such exchange, a “Voting Power Exchange”). The maximum number of shares that may be delivered to Mr. Malone or the JM Trust in any Voting Power Exchange is equal to the number of Exchanged Group Series B Shares at such time that may be delivered without resulting in Mr. Malone’s aggregate voting power in the Company exceeding the Target Voting Power. If any Voting Power Exchange would result in Mr. Malone’s voting power with respect to any Group exceeding the Target Voting Power, on any matter submitted by the Company to the stockholders of that Group, voting together as a separate class, for approval, Mr. Malone and the JM Trust will vote, or cause to be voted, the portion of their voting power of such Group that exceeds the Target Voting Power in the same manner and in the same proportion as voted by the holders of voting securities of that Group other than Mr. Malone and his controlled affiliates.

Fundamental Event Exchange. If the Company proposes to consummate any combination, consolidation, merger, exchange offer, split-off, spin-off, rights offering or dividend, in each case, as a result of which holders of Series B common stock of one or more Groups are entitled to receive securities of the Company, securities of another person, property or cash, or a combination thereof (a “Fundamental Event”) then, unless the consideration to be received by holders of Series B common stock and Series C common stock of such Group is identical, either (x) the Company will provide for Mr. Malone or the JM Trust to receive, in respect of each Group, as applicable, the same per share amount and form of consideration to be received by holders of Series B common stock of such Group in connection with such event for each Exchanged Group Series C Share (defined below) of the same Group or (y) immediately prior to the consummation of the Fundamental Event, the Company will deliver to Mr. Malone and the JM Trust all Exchanged Group Series B Shares in exchange for all Exchanged Group Series C Shares. “Exchanged Group Series C Shares” means the number of shares of Series C common stock of any Group then beneficially owned by Mr. Malone equal to the number of Exchanged Group Series B Shares of the same Group. In connection with certain Fundamental Events where Mr. Malone would beneficially own 40% or more of the aggregate voting power of the surviving or resulting company and serve as an officer or director, such company and Mr. Malone will negotiate an agreement to replicate the benefits and obligations of the Exchange Agreement.

Restriction on Transfer. Mr. Malone may transfer his rights to the Exchanged Group Series B Shares only in limited circumstances and only to certain related permitted transferees who sign an agreement replicating the benefits and obligations of the Exchange Agreement.

Termination. The Exchange Agreement will terminate with respect to any particular Group upon (i) the parties’ mutual consent, (ii) the execution of a successor exchange agreement between the Company and one or more proposed permitted transferees covering all shares of Series B common stock of such Group then beneficially owned by Mr. Malone and all Exchanged Group Series B Shares of such Group or (iii) Mr. Malone’s voting power in such Group falling below 20%. In addition, the Exchange Agreement will terminate in its entirety, upon (i) the parties’ mutual consent, (ii) the execution of a successor exchange agreement between the Company and one or more proposed permitted transferees covering all shares of the Company’s Series B common stock then beneficially owned by Mr. Malone and all Exchanged Group Series B Shares or (iii) Mr. Malone’s aggregate voting power in the Company falling below 20%.

Expenses. Under the Exchange Agreement, the Company has agreed to pay (or reimburse) Mr. Malone for all reasonable out-of-pocket costs and expenses incurred by Mr. Malone in connection with the preparation, negotiation, execution and consummation of the transactions contemplated by the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Series B Liberty SiriusXM Common Stock, Series B Liberty Braves Common Stock, Series B Liberty Formula One Common Stock, Series C Liberty SiriusXM Common Stock, Series C Liberty Braves Common Stock and Series C Liberty Formula One Common Stock to be issued by the Company pursuant to the Exchange Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exchange Agreement, dated as of July 28, 2021, by and among John C. Malone, the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 and Liberty Media Corporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2021

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President

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